Exhibit 99.1

CONTACT: Brynn McGuire
BSQUARE Corporation
Tel: (425) 519-5900
pressroom@bsquare.com

BSQUARE Announces New CFO
Seasoned Financial Executive Scott Mahan Joins Team

BELLEVUE, WA – January 5, 2004 – BSQUARE Corporation (Nasdaq: BSQR), today announced that Scott Mahan, an experienced finance and operations executive and a financial consultant to the company, was appointed to the position of vice president, finance and CFO. BSQUARE also announced that Nogi Asp resigned from the role of vice president, finance and chief financial officer. Mr. Asp has decided to leave the company to pursue other opportunities and will assist during the transition.

“I respect Nogi’s contributions to BSQUARE and wish him the best in his future endeavors,” said Brian Crowley, president and CEO of BSQUARE. “At the same time, I am pleased to have Scott join the team and look forward to working further with him to improve BSQUARE’s operations. Scott’s prior experience with similar companies, combined with the financial consulting work he has done for us over the past months, will add tremendous value as we strive for operational excellence inside BSQUARE.” Crowley added, “Scott is eager to help BSQUARE achieve its true potential and I am excited about BSQUARE’s future and the outstanding executives on my team.”

Mr. Mahan’s background includes significant experience with software and service businesses as well as a number of years in public accounting and manufacturing. Prior to consulting with BSQUARE, Scott held senior positions at a number of companies including Xylo, Inc., QPass, Inc., Spry, Inc., Paccar Inc., Ernst and Young LLPO and others. Scott’s operations experience includes successfully leading legal, human resources, facilities, information technology,What does “production” mean? Development? and customer support teams at a number of companies, both domestically and internationally. In addition, he has considerable business transaction experience including capital formation of equity and debt, M&A and transaction structuring.

About BSQUARE

BSQUARE accelerates the development, deployment, and management of next-generation smart devices and applications. For nearly a decade, BSQUARE has provided more than 150 world-class manufacturers, integrators, and service providers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. The company’s suite of products and services includes Device Development Solutions, Wireless Solutions, and Custom Engineering Services. BSQUARE offers its customers deep expertise in the latest hardware and software, providing critical engineering services that have resulted in the successful launch of hundreds of new products and applications. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

     This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our financial position and projected financial results. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services, a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated, adverse changes in macro-economic conditions, our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers, risks associated with the effects of our restructurings and our ability to successfully support our operations, competition and intellectual property risks. In addition, demand for our Power Handheld based devices is uncertain and will be affected by a variety of business and economic conditions, including customer-ordering patterns. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2002 in the section entitled “Risk Factors” and in our subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.